Exhibit 99.3

Equator, LLC

Acquisition

Questions and Answers

August 21, 2013

Contents

Forward-Looking and Disclosure Statements	3

Section 1: About Equator, LLC (“Equator”)	4

Who is Equator?	4
What are Equator’s products?	4
Who are Equator’s clients?	4
What were Equator’s revenues and expenses in 2012?	4
Who is the management team?	4
How many employees does Equator have?	4

Section 2: Transaction Financials	5

What is the purchase consideration?	5
What is the accounting for the earn out payments?	5

Section 3: Rationale and Synergies	5

How does this acquisition diversify Altisource’s customer base?	5
How does this acquisition accelerate Altisource’s real estate sales and origination services strategy?	6
What are the potential cost synergies?	6

Section 4: 2014 Projected Performance (page 8 of the Acquisition Overview document)	6

What is included in the income statement shown on page 8?	6
What is excluded from the income statement shown on page 8?	6
Why are Altisource’s mortgage and technology services revenue opportunities excluded from the projected performance on page 8?	6

Section 5: Post-transaction plan	6

Will Equator’s management continue as Altisource employees post-transaction?	6

About Altisource®	7

Forward-Looking and Disclosure Statements

This document contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to integrate the acquired business, retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission. Altisource disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Section 1: About Equator, LLC (“Equator”)

Who is Equator?

Founded in 2003, Equator® is an industry leading marketplace and transaction solutions provider for the mortgage and real estate industries. The company’s REO, short sale and loss mitigation modules have processed transactions totaling more than $150 billion. Four of the top six U.S. mortgage servicers and government sponsored enterprises currently use Equator’s platform. Equator has offices in Los Angeles, Seattle, Dallas and Irvine.

What are Equator’s products?

Equator’s mortgage servicer products are delivered using a software as a service (“SaaS”) model, providing flexibility and scalability to customers. The company’s solutions include EQ Workstation®, EQ Marketplace®, EQ Midsource® and EQ Portal™, which can be used a la carte or together as an end-to-end solution. The EQ Workstation provides comprehensive, end-to-end workflow and transaction services to manage real estate related activities. EQ Marketplace provides a coordinated means of purchasing a variety of real estate services from vendors including realtors, title, closing, inspection and valuation. EQ Midsource allows users of EQ Workstation to outsource all or specific components of real estate related activities. EQ Portal provides realtors direct access to process real estate transactions with secure exchange of data and documents along with realtor marketing, training and certification.

Who are Equator’s clients?

Equator’s clients include some of the largest U.S. mortgage servicers and government sponsored enterprises. Equator’s network also includes over 460,000 registered real estate agents and more than 20,000 vendor companies.

What were Equator’s revenues and expenses in 2012?

Equator’s financial information will be available to investors when Altisource Portfolio Solutions S.A. (“Altisource”) files Equator’s 2012 audited financial statements with the Securities and Exchange Commission (within 75 days of the transaction close).

Who is the management team?

Christopher L. Saitta is a co-Founder and Chief Executive Officer of Equator and John A. Vella serves as the Chief Operating Officer.  Both will join Altisource and bring significant financial services and technology experience to us.

How many employees does Equator have?

Equator has approximately 400 employees and contractors working from four U.S. locations and one non-U.S. location.

Section 2: Transaction Financials

What is the purchase consideration?

The purchase consideration is $70 million at closing and up to $80 million earn out (see below for earn out summary). Altisource may, at its discretion, pay up to 20% of the purchase consideration in shares of Altisource restricted stock, with the balance to be paid in cash(1). The earn out is based on achieving targeted levels of Adjusted EBITA (as defined in the purchase and sale agreement) for each of the first three years after closing as described below:

Year	Adjusted EBITA range	Earn out range
1	$11.9 million – $17.5 million +	$3.75 million - $22.5 million
2	$14.9 million - $21.9 million +	$3.75 million - $22.5 million
3	$18.6 million - $27.3 million +	$5.80 million - $35.0 million

Each year’s earn out will be payable through 2017 as follows:

•                  Year 1, if earned, will be paid 25% immediately and 25% each year thereafter

•                  Year 2, if earned, will be paid 50% immediately and 25% each year thereafter

•                  Year 3, if earned, will be paid 75% immediately and 25% in the following year

Adjusted EBITA is defined in the purchase and sale agreement and includes a number of adjustments to earnings, including adjustments to convert revenue from GAAP-basis revenue to cash-basis revenue.

What is the accounting for the earn out payments?

The fair value of the earn out is a component of the total purchase price. The fair value of the earn out is re-measured each reporting period with the change recognized in the income statement.

Section 3: Rationale and Synergies

How does this acquisition diversify Altisource’s customer base?

Equator’s clients include four of the top six U.S. mortgage servicers and government sponsored enterprises. Their marketplace includes over 460,000 registered real estate agents and more than 20,000 vendor companies. Through Equator’s EQ Marketplace, Altisource can offer its mortgage services to Equator’s customers. Additionally, Altisource’s technology solutions can be integrated with Equator’s EQ Workstation to provide a comprehensive suite of products and services to Equator’s customers and others.

(1)  Altisource expects to use available cash to fund the $70 million purchase consideration due at closing.

How does this acquisition accelerate Altisource’s real estate sales and origination services strategy?

We anticipate we will be able to leverage Equator’s clients and real estate marketplace to accelerate Hubzu’s growth and sell Altisource’s mortgage and technology solutions through Equator’s EQ Marketplace and EQ Workstation.

What are the potential cost synergies?

While there are opportunities for and we anticipate to realize cost synergies, Altisource’s focus is on supporting and growing Equator’s existing clients, securing new Equator clients and leveraging Equator’s clients and real estate marketplace to accelerate Hubzu’s growth and selling Altisource’s solutions through Equator’s platform.

Section 4: 2014 Projected Performance (page 8 of the Acquisition Overview document)

What is included in the income statement shown on page 8?

Projected revenue reflects our expectation from Equator’s existing business. Cost of revenue reflects our expectation from Equator’s existing business including projected cost synergies. Selling, general and administrative expense includes projected expenses pertaining to Equator’s existing business as well as estimated amortization of intangible assets arising from the acquisition.

What is excluded from the income statement shown on page 8?

Projected revenue and related costs from the sale of Altisource’s mortgage and technology services to Equator’s existing customers and vendors are excluded. Any change in the fair value of the initial earn out recorded in connection with purchase accounting has also been excluded. Under GAAP, the earn out is recorded at fair value and adjusted to fair value through earnings for each reporting period.

Why are Altisource’s mortgage and technology services revenue opportunities excluded from the projected performance on page 8?

While we believe that significant revenue opportunities exist, it is premature to provide potential revenue growth from providing Altisource’s mortgage and technology services to Equator’s clients.

Section 5: Post-transaction plan

Will Equator’s management continue as Altisource employees post-transaction?

Christopher L. Saitta, co-Founder and Chief Executive Officer and John A. Vella, Chief Operating Officer will become Altisource employees and continue to lead Equator.  Equator and its employees will be integrated into Altisource’s Technology Services segment.

About Altisource®

Altisource is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. We leverage proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants. Additional information is available at www.altisource.com.